UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 20, 2025

VERTEX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39413	23-2081753
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2301 Renaissance Blvd.
King of Prussia, Pennsylvania 19406

(Address of principal executive offices) (Zip Code)

(800) 355-3500

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	VERX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.         Results of Operations and Financial Condition.

On October 21, 2025, Vertex, Inc. (the “Company”) issued a press release announcing certain preliminary results for the three months ended September 30, 2025. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2025, the Company announced that David DeStefano, the Company’s Chief Executive Officer, President and Chairperson of the board of directors of the Company (the “Board”), will retire as an executive officer of the Company effective as of November 10, 2025 (the “Retirement Date”). In connection with his retirement, Mr. DeStefano entered into a Retirement Agreement and Release with the Company (the “Retirement Agreement”), pursuant to which he will continue to advise the Company’s management team and perform such other services as may be reasonably requested from time to time by the Chief Executive Officer of the Company until December 31, 2025. The Company may extend the consulting period for additional one-month periods but not beyond March 31, 2026. Mr. DeStefano will remain as Chairperson of the Board. Pursuant to the Retirement Agreement, the Company will pay Mr. DeStefano a fee equal to $235,000 for the consulting services through December 31, 2025. If the Company extends the consulting period beyond December 31, 2025, the monthly fee will be equal to $50,000. Mr. DeStefano will remain eligible for his annual bonus for 2025, and his outstanding restricted stock units will continue to vest while he provides the consulting services and while he serves on the Board.

Mr. DeStefano executed a general release and waiver of claims against the Company. Mr. DeStefano continues to be bound by the confidentiality and restrictive covenant provisions set forth in his Executive Employment Agreement with the Company, dated July 6, 2020, which provides for non-competition and non-solicitation restrictions for two years following the Retirement Date and restrictions on the disclosure and use of confidential information at any time following the Retirement Date.

In connection with Mr. DeStefano’s retirement, the Board appointed Christopher Young as Chief Executive Officer, President and a Class III director of the Company effective as of November 10, 2025 (the “Commencement Date”). Prior to joining the Company, Mr. Young, age 53, served as Executive Vice President – Business Development, Strategy and Ventures of Microsoft Corp. from 2020-2025. He is currently a member of the board of directors for QUALCOMM Incorporated and American Express Company. From 2017 to 2020, he was the CEO of McAfee, LLC, one of the world’s leading independent cybersecurity companies. Mr. Young received his Bachelor of Arts from Princeton University and his Master of Business Administration from Harvard University.

Mr. Young entered into an employment agreement with the Company on October 20, 2025 (the “Employment Agreement”), that sets forth the terms of his employment. Under the Employment Agreement, Mr. Young is entitled to the following: (i) annual base salary of $700,000, (ii) a restricted stock unit grant covering a number of shares of our common stock with a fair market value of $25,000,000 at grant, subject to vesting as described below (the “RSUs”), (iii) a signing bonus of $500,000, subject to repayment as described below (the “Signing Bonus”), (iv) eligibility to earn discretionary bonuses under our annual cash bonus plans, with a target annual bonus equal to 100% of his base salary beginning with our 2026 fiscal year, (v) eligibility for future equity incentive awards in the Board’s sole discretion, (vi) reimbursement for attorney’s fees associated with the negotiation of the Employment Agreement, not to exceed $25,000, and (vii) severance in connection with a qualifying termination of employment, as described below.

If Mr. Young terminates his employment for any reason other than good reason or the Company terminates his employment for cause within two years of the Commencement Date, he must repay his Signing Bonus within 15 days of his termination. Mr. Young will not receive an annual bonus for the 2025 fiscal year.

The RSUs represent Mr. Young’s sign-on grant and his annual award for 2026. The RSUs will be granted on the first trading day of the month following the Commencement Date, pursuant to the Company’s 2020 Incentive Award Plan (the “Plan”) and its standard form of award agreement. The RSUs will vest over four years in four equal installments on each anniversary of the Commencement Date, subject to Mr. Young’s continued employment with the Company through each vesting date. The RSUs and all other outstanding unvested stock awards held by Mr. Young will vest in full immediately prior to a Change in Control (as defined in the Plan) (or other event pursuant to which the Company has reserved the right to terminate outstanding stock awards) if the acquiror or surviving entity does not continue, assume, or substitute outstanding stock awards with awards having substantially equivalent economic value and terms and conditions.

The initial term of the Employment Agreement is three years and automatically renews for successive two-year periods, unless 60 days’ prior notice of non-renewal is given by either party. Mr. Young is entitled to 30 days’ notice, or pay in lieu of notice, in the event we terminate his employment for any reason other than cause. If we terminate Mr. Young’s employment without cause, he resigns for good reason, or his employment terminates due to our non-renewal of the Employment Agreement (a “Qualifying Termination”), subject to Mr. Young timely executing a release of claims, he is entitled to receive base salary continuation for 24 months. Mr. Young is also entitled to monthly cash payments equal to the premiums for continued health coverage for up to 24 months, but this entitlement will cease if Mr. Young becomes eligible for health insurance coverage from a new employer. For the first 18 months the Company may pay the premiums for continued health coverage directly.

If a Qualifying Termination occurs outside of the period commencing three months prior to a Change in Control and ending 18 months following the consummation of a Change in Control (the “Change in Control Period”), the vesting of Mr. Young’s RSUs and any other outstanding stock awards will be determined as if he had remained employed for an additional 18 months following his date of termination. If a Qualifying Termination occurs during the Change in Control Period or Mr. Young dies or becomes disabled following a Change in Control, subject to Mr. Young timely executing a release of claims, any time-based stock awards held by Mr. Young (including the RSUs) will vest in full immediately prior to the effective date of such termination of employment or, if later, immediately prior to the Change in Control.

Mr. Young’s severance payments and benefits are subject to his continued compliance with certain restrictive covenants and confidentiality obligations described below. In the event of a material breach of such covenants, subject to certain notice and cure rights, Mr. Young’s right to receive any of the severance payments or benefits described above will cease.

Pursuant to the Employment Agreement, Mr. Young has agreed to refrain from competing with us or soliciting our employees, customers, clients or prospects, in each case, while employed and following termination of employment for a period of 24 months. During the restricted period, Mr. Young is also obligated to disclose to us certain business opportunities that relate to the business of the Company, its subsidiaries or affiliates. Mr. Young is also bound by certain confidentiality and assignment of inventions obligations.

There were no arrangements or understandings between Mr. Young and any other persons pursuant to which he was selected as an officer, nor does Mr. Young have any family relationships among any of the Company’s directors or executive officers, and there are no related person transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission between Mr. Young and the Company required to be disclosed herein.

The above descriptions of the Retirement Agreement and the Employment Agreement are qualified in their entirety by the full text of such agreements, which are attached as Exhibits 10.1 and 10.2 hereto, respectively, and which are incorporated by reference herein.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Retirement Agreement and Release between David DeStefano and the Company, dated October 20, 2025.
10.2	Employment Agreement between Christopher Young and the Company, dated October 20 2025.
99.1	Press Release issued by the Company, dated October 21, 2025.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX, INC.

Date: October 21, 2025	By:	/s/ Bryan Rowland
	Name:	Bryan Rowland
	Title:	General Counsel and Secretary